UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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LANDBAY INC

(Name of Registrant as Specified In Its Charter)

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LANDBAY INC

36-25 MAIN STREET

FLUSHING, NY 11354

To:	The Holders of the Common Stock of Landbay Inc

Re:	Actions by Written Consent in Lieu of Annual Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of Landbay Inc, a New York corporation (the “Company”, or “LNBY”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on November 22, 2021 (the “Record Date”). The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of November 22, 2021, in lieu of an Annual Meeting of stockholders.

1.	To elect one (1) director to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.	A proposal to ratify the appointment of B F Borgers CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022.

The foregoing actions were approved on November 22, 2021 by our Board of Directors. In addition, on November 22, 2021 the holders of approximately 98.6% of the Company’s outstanding voting securities, as of the Record Date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Section 615 of the New York Consolidated Laws, Business Corporation Law (the “NYBCL”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

The above actions taken by the Company’s stockholders will become effective on or about December __, 2021 and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about December __, 2021.

If you have any questions on the enclosed Information Statement you may contact us directly. We thank you for your continued interest in our Company.

By Order of the Board of Directors

/s/ Xiaowei Jin
Xiaowei Jin, Chief Executive Officer

December__, 2021

Flushing, NY

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of Class A common stock, $0.001 par value per share (the “Common Stock”) of Landbay Inc, a New York corporation (“We” or the “Company”) by the Board of Directors to notify them about certain actions that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of an Annual Meeting of the stockholders. The actions were taken on November 22, 2021.

Copies of this Information Statement are first being sent on or about December __, 2021 to the holders of record on November 22, 2021 of the outstanding shares of the Company’s Common Stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting securities have approved the following actions (the “Action”) by written consent dated November 22, 2021, in lieu of annual meeting of the stockholders:

1.	To elect one (1) director to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.	A proposal to ratify the appointment of B F Borgers CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022.

The Company may ask brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the NYBCL are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The vote, which was required to approve the above actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is November 22, 2021. The Record Date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on November 22, 2021. As of the Record Date, the Company had outstanding 30,000,000 shares of Common Stock. Holders of the Common Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is Colonial Stock Transfer Co, Inc., 66 Exchange Place, Ste 100, Salt Lake City, UT 84111. Telephone: (801) 355-5740.

Vote Obtained - Section 615 of the New York Business Corporation Law

Section 615 of the New York Business Corporation Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholder and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 98.6% of the outstanding voting stock, are as follows: Northern Ifurniture Inc (98.6%), Ms. Xiaowei Jin is the President and sole shareholder of Northern Ifurniture Inc, and Ms. Jin is also our CEO, CFO and director of the Company. As of November 22, 2021, the Company has 30,000,000 shares outstanding.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate actions described herein will be effective approximately 20 days (the “20-day Period”) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or about December __, 2021.

The entire cost of furnishing this Information Statement will be borne by the Company.

ACTION ONE

ELECTION OF DIRECTORS

Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified and need not be shareholders of the Company. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” Presently, the Board of Directors consists of one (1) member, namely, Xiaowei Jin. This current director of the Board has been nominated to be director again.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Although the Company’s management expects that the following nominee will be available to serve as a director, in the event that she should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees for Election as Director

The following table sets forth certain information with respect to person nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the 20-day Period after the distribution of the Information Statement:

Name	Age	Position(s)
Xiaowei Jin	44	Director

Biographical Information Regarding Directors

Xiaowei Jin – Ms. Xiaowei Jin has been the President and director since July 2019. Ms. Jin was born in Wenzhou, China. She established Northern Efurnither Inc. since 2016 which is focus on furniture retail and wholesale. Ms. Jin has extensive experiences in the furniture industry during the past four years furniture operations, and she also collects a large amount of customer resource in the Great New York Region.

Historical Compensation of Directors

Other than as set forth herein no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.

Involvement in Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and (5) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies or law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, as amended), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or associated persons.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

The Board consists of only one member, who does not meet the independence requirements of the Nasdaq Stock Market as currently in effect.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Code of Ethics

To date, we have not adopted a Code of Ethics applicable to our principal executive officer and principal financial officer because the Company has no meaningful operations. The Company does not believe that a formal written code of ethics is necessary at this time. We expect that the Company will adopt a code of ethics if and when the Company successfully completes a business combination that results in the acquisition of an on-going business and thereby commences operations.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

We do not currently have an audit committee financial expert, nor do we have an audit committee. Our entire board of directors, which currently consists of Xiaowei Jin, handles the functions that would otherwise be handled by an audit committee. We do not currently have the capital resources to pay director fees to a qualified independent expert who would be willing to serve on our board and who would be willing to act as an audit committee financial expert. As our business expands and as we appoint others to our board of directors, we expect that we will seek a qualified independent expert to become a member of our board of directors. Before retaining any such expert our board would make a determination as to whether such person is independent.

Indemnification of Officers and Directors

The NYBCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

The NYBCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merit or otherwise, in defense of any proceeding brought against such person by virtue of the fact that the person is or was an officer or director of the corporation. In addition, the NYBCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person’s commitment to repay advances for expenses in the case he or she is ultimately found not to be entitled to be indemnified.

The NYBCL provides that the indemnification provisions contained in the NYBCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation’s certification of incorporation or by-laws, or, when authorized by the corporation’s certificate of incorporation or by-laws, by any agreement, by any vote of shareholders or disinterested directors or otherwise. The NYBCL also provides that a corporation may maintain insurance, at its expense, to protect its directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of the NYBCL provided the contract of insurance covering the directors and officers provides, in a manner acceptable to the New York superintendent of insurance, for a retention amount and for co-insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

We do not intend to report compliance thereunder in our proxy statement.

Meetings of the Board

Each of the current directors attended 100% of the aggregate number of meetings of the Board in 2021 through the date hereof.

Communications with the Board

Shareholders and any interested parties may send correspondence to the Board or to any individual director, by mail to Corporate Secretary, Landbay Inc, 36-25 Main Street, Flushing, NY 11354 or by e-mail to hpang@speedlightcs.com.

EXECUTIVE COMPENSATION

During the three years ended March 31, 2021, 2020 and 2019, no salaries were paid to any officers or directors.

Executive compensation during the three years ended March 31, 2021, 2020 and 2019 were as follows:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pensions Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xiaowei Jin	2021	-	-	-	-	-	-	-	-
Chief Executive Officer/Chief Financial Officer/Director	2020	-	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-	-

Director Compensation

We do not currently pay any compensation to our directors, nor do we pay directors’ expenses in attending board meetings.

Employment Agreements

The Company has not entered into employment agreements with any of its employees or officers as of November 22, 2021.

Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we may adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 22, 2021, the number and percentage of our outstanding shares of Class A common stock owned by (i) each person known to us to beneficially own more than 5% of our outstanding Class A common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group. Our Class A common stock beneficially owned and percentage ownership was based on 30,000,000 shares outstanding on November 22, 2021.

Title of Class	Name and Address Of Beneficial Owner	Position	Amount and Nature Of Beneficial Ownership	Percent Of Class(1)

Class A Common Stock	Northern Ifurniture Inc 36-25 Main Street Flushing, NY, 11354 (2)	-	29,583,700	98.6%
Class A Common Stock	Xiaowei Jin 36-25 Main Street Flushing, NY, 11354 (3)	President, CEO, CFO and Director	29,588,800	98.6%
Class A Common Stock	All Officers and Directors As a Group (1 person)		29,588,800	98.6%

(1)	Based upon 30,000,000 shares outstanding as of November 22, 2021.
(2)	Ms. Xiaowei Jin owns 100% shares of Northern Ifurniture Inc.
(3)	Including 5,100 shares directly owned by Ms. Xiaowei Jin and 29,583,700 shares are held in the name of Northern Ifurniture Inc., a corporation which is wholly owned by Ms. Jin and of which she is the sole beneficial owner.

Certain Relationships and Related Transactions and Director Independence

The Company has been provided office space by its President at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

On April 25, 2018 and April 30, 2018, Lansdale Inc, which was controlled by the prior President of the Company, Wanjun Xie, gifted 15,000 and 30,000 shares of Smoke Cartel Inc (“SMKC”) respectively to Landbay Inc. Additionally, on August 29, 2018, Lansdale Inc. gifted 15,000 shares of SMKC to Landbay Inc. The fair value of these shares on the contribution date were in the amount of $78,300.

As of March 31, 2020 and 2019, there is $70,000 and $18,445 loans outstanding to Dazhong 368 Inc and Larison Inc, respectively. During the years ended March 31, 2020 and 2019, the Company accrued bad debt expense related to notes receivable in the amount of $5,000 and $27,555, respectively.

During the year ended March 31, 2020, the Company purchased inventories in the amount of $27,966 from Northern Efurniture Inc, which is also 100% controlled by the President of the Company during the period.

In December 2019, the Company borrowed $40,000 from shareholder, Northern Ifurniture Inc, bearing no interest and due on demand.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549-2736.

By order of the Board of Directors

/s/ Xiaowei Jin
Xiaowei Jin, Chief Executive Officer

December__, 2021

Flushing, NY